UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

May 15, 2014

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held May 15, 2014, shareholders (a) elected three  (3) Class II directors to hold office until the 2017 annual meeting of shareholders (Proposal #1), (b) approved, in an advisory (non-binding) vote, the Company's Executive Compensation (Proposal #2), and (c) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 (Proposal #3). The vote tabulation follows for each proposal:

Proposal 1 – Election of Class II Directors.

Nominee	Votes cast For	Votes Withheld	Broker Non-Votes
Anthony J. Nocchiero	27,629,458	785,214	7,745,011
Matthew R. Bob	27,478,533	936,139	7,745,011
James M. Trimble	27,519,144	895,528	7,745,011

Proposal 2 – Approval, in an advisory (non-binding) vote, of the Company’s Executive Compensation.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
27,278,970	791,977	343,724	—

Proposal 3 – Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2014.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
35,737,753	413,821	8,109	7,745,011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

March 16, 2014	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Senior Vice President, Chief Financial Officer and Treasurer